Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2012 with respect to the financial statements of Caesarstone Australia Pty Ltd. which appears in the Registration Statement on Form F-1 (File No. 333-179556) of Caesarstone Sdot-Yam Ltd.

/s/ Grant Thorton Audit Pty Ltd
By: Grant Thornton Audit Pty Ltd

Melbourne, Australia

March 21, 2012